EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-183725, 333-194597, 333-202934, 333-206321 and 333-214110) of KaloBios Pharmaceuticals, Inc. of our report dated March 9, 2017, relating to the consolidated financial statements of KaloBios Pharmaceuticals, Inc., appearing in this Annual Report on Form 10-K of KaloBios Pharmaceuticals, Inc. for the years ended December 31, 2016 and 2015.

/s/ HORNE LLP

Ridgeland, Mississippi
March 9, 2017